Exhibit 10.10

Loan Repayment Amendment Agreement

Creditor Yong-Woo Kim, “Party A”, and borrower GLAAM (Ltd.), “Party B”, hereby agree to amend the loan repayment date as follows:

– Note –

1. Loan: Three hundred million won (₩300,000,000)

2. Repayment Date: December 29, 2023

3. Interest rate: 1% per month

December 4, 2023

Creditor (Party A) Address: Unit 808, Unit 803, 508 Achasan-ro, Gwangjin-gu, Seoul

Resident Registration No.: 631113-1551126

Name: /s/ Yong-Woo Kim

Borrower (Party B) Address: 298-42 Cheongbukjungang-ro, Cheongbuk-eub, Pyeongtaek-shi, Gyeonggi-do

Business Registration No.: 211-87-65996

Trade Name: /s/ GLAAM Co., Ltd., Representative Director: Kyeong-Rae Kim

Representative Director of GLAAM Co., Ltd.